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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




View Tech, Inc.
Camarillo, California


We hereby consent to the inclusion in the joint proxy statement/prospectus constituting a part of this registration statement of our report dated March 13, 1997, relating to the consolidated financial statements of View Tech, Inc. for the year ended June 30, 1996 and the six months ended December 31, 1996. We also consent to the reference to us under the caption "Experts" in the joint proxy statement/prospectus.


/s/ Carpenter, Kuhen & Sprayberry

CARPENTER, KUHEN & SPRAYBERRY
Oxnard, California
January 20, 2000